EXHIBIT 10.1

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street Carson City,

Nevada 89701-4201

(775)684-5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of corporation: No Borders, Inc.

2.

The articles have been amended as follows: (provide article numbers, if available) Article 3. Authorized Stock. The total number of shares and classes of stock which the Corporation shall have the authority to issue is Seven Hundred Sixty million (760,000,000) shares of which Seven Hundred Fifty million (750,000,000) shares shall be shares of Common Stock, par value $0.001 per share, and Ten million (10,000,000) shall be shares of Preferred Stock authorized, par value $0.001 per share, with Ten million (10,000,000) of such shares being designated as Series A Preferred Stock. The specific powers, preferences, rights and limitations of the Series A Preferred Stock are as described in the Certificate of Designation as filed with the Nevada Secretary of State.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 88%

Time: (must not be later than 90 days after the certificate is filed)

1.

Effective date and time of filing: (optional) Date:

2.

Signature: (required) /s/ Joseph Snyder

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees.

        Revised: 1-5-15